UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 15, 2015

CIG WIRELESS CORP.

(Exact Name of Registrant as Specified in its Charter)

Nevada	000-53677	68-0672900
(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. employer identification no.)

11120 South Crown Way, Suite 1, Wellington, Florida 33414

(Address of principal executive offices) (Zip code)

Registrant’s telephone number, including area code:  (561) 701-8484

____________________________________________________________

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

CiG Wireless Corp., a Nevada corporation (the “Company”), previously announced that it had entered into an Agreement and Plan of Merger, dated March 20, 2015, with Vertical Bridge Acquisitions, LLC, a Delaware limited liability company (“Vertical Bridge”), and Vertical Steel Merger Sub Inc., a Nevada corporation and wholly-owned subsidiary of Vertical Bridge (as amended, the “Merger Agreement”). Pursuant to the transactions contemplated by the Merger Agreement (the “Merger”), the Company will become a wholly-owned subsidiary of Vertical Bridge. As a result of the Merger, the Company’s common stock, which is quoted on the OTC Bulletin Board (OTC.BB: CIGW), will be cancelled for no consideration, and will no longer be outstanding.

In connection with the Merger, the Company has filed with the Financial Industry Regulatory Authority, Inc. (“FINRA”), as required by FINRA Rule 6490, an OTC Equity Notification Form. Upon the effectiveness of the Merger, FINRA will remove the Company’s trading symbol from the OTC Bulletin Board; however, such removal may not be completed for one or more trading days after the consummation of the Merger. Trades effectuated following the consummation of the Merger, until the trading symbol has been removed by FINRA, will not be valid trades, since the securities subject to any such trades will no longer be outstanding as a result of the Merger. The Company is therefore providing this information to avoid having any trades effected which may be later invalidated. The Company will not be responsible for any losses that may be incurred as a result of trades that occur from and after completion of the Merger.

In accordance with the terms of the Merger Agreement, the Company intends to complete the Merger as soon as all of the conditions to closing are satisfied. The conditions to closing may be satisfied at any time. The Company does not intend to provide any further notice or disclosure until after the Merger has been completed. Investors are expressly cautioned that any trade in the Company’s securities from the date hereof may not be able to be settled, and may be subject to being unwound. The consequence of any such unwind could be a loss of the purchase price for the Company’s securities paid by the investor. The Company will not be responsible for any such losses.

For further information, please contact the Company at (561) 701-8484.

A copy of the press release relating to the foregoing is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Forward-Looking Statements

This Current Report on Form 8-K contains various forward-looking statements, as defined by federal securities laws, which are based on the current expectations and assumptions of, and information currently available to, the Company’s management. When used in this report, the words “believe,” “expect,” “estimate,” “project,” “predict,” “forecast,” “plan,” “anticipate,” “target,” “outlook,” “envision,” “intend,” “seek,” “may,” “will,” “contemplate,” or “should,” and similar expressions or words, or the negatives of those words, are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. Readers are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date hereof, and should be aware that the Company’s actual results could differ materially from those described in the forward-looking statements due to a number of factors, including, without limitation: uncertainties as to the timing of the Merger; the possibility of litigation associated with, or seeking to prevent, the contemplated transactions; the possibility that various closing conditions for the Merger may not be satisfied or waived; the effects of disruption from the transactions contemplated by the Merger Agreement making it more difficult to maintain relationships with employees, licensees, other business partners or governmental entities; transaction costs; whether the Company will be able to obtain regulatory approvals, if required; and such other factors as are set forth in the risk factors detailed from time to time in the Company’s periodic reports and registration statements filed with the SEC including, without limitation, the risk factors detailed in the Company’s Annual Report on Form 10-K for the year ended December 31, 2014, as such risk factors may have been updated by the Company’s subsequent filings with the SEC. Any forward-looking statements should be considered in light of these factors. Unless otherwise required by law, the Company undertakes no obligation, and expressly disclaims any obligation, to update or publicly release the results of any revisions to these forward-looking statements that may be made to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events, or otherwise.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

99.1	Press Release.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CIG WIRELESS CORP.

By:	/s/ Paul McGinn
Name:	Paul McGinn
Title:	Chief Executive Officer

Date:  May 15, 2015

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release.